UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 15, 2026
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

Senior Notes Offering

On October 15, 2026, Live Nation Entertainment, Inc. (the “Company”) closed its previously announced private offering of $730.0 million in aggregate principal amount of 7.125% senior notes due 2032 (the “U.S. Dollar Notes”) and €600.0 million in aggregate principal amount of 6.125% senior notes due 2032 (the “Euro Notes” and, together with the U.S. Dollar Notes, the “Notes”), and in connection therewith, the Company, certain of the Company’s subsidiaries, as guarantors, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, as registrar and transfer agent for the Euro Notes, and U.S. Bank Europe DAC, UK Branch, as paying agent for the Euro Notes, entered into an indenture (the “Notes Indenture”) governing the Notes on the same date.

The Company intends to use the net proceeds from the offering to fund the redemption in full of all of the Company’s outstanding 6.500% Senior Secured Notes due 2027, to pay fees and expenses related to the offering, and for general corporate purposes, which may include the repayment or repurchase of certain of the Company’s indebtedness.

Pursuant to the Notes Indenture, the U.S. Dollar Notes will bear interest at the rate of 7.125% per annum, payable on April 15 and October 15 of each year beginning on April 15, 2027. The Euro Notes will bear interest at the rate of 6.125% per annum, payable on April 15 and October 15 of each year beginning on April 15, 2027. The Notes will mature on October 15, 2032.

In connection with the offering, the Company entered into cross-currency swap agreements that effectively convert the $730.0 million of 7.125% U.S. Dollar Notes into approximately €652.1 million of euro-denominated fixed-rate obligations at a weighted average rate of approximately 5.68% per annum through October 15, 2031. After giving effect to the swap agreements, the weighted average interest rate of the Notes is approximately 5.89% per annum, compared to 6.500% per annum on the 6.500% Senior Secured Notes due 2027 that the Company intends to redeem with the net proceeds of the offering.

Prior to April 15, 2029, the Company may redeem up to 40% of the original aggregate principal amount of the U.S. Dollar Notes using the proceeds of certain equity offerings at a redemption price equal to 107.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. The Company may redeem some or all of the U.S. Dollar Notes, at any time prior to April 15, 2029, at a price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption, plus a “make-whole” premium described in the Notes Indenture. In addition, on or after April 15, 2029, the Company may redeem some or all of the U.S. Dollar Notes at any time at the redemption prices specified in the Notes Indenture, plus any accrued and unpaid interest to, but excluding, the date of redemption. The Company is required to offer to purchase the U.S. Dollar Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date, if specified change of control events occur.

Prior to April 15, 2029, the Company may redeem up to 40% of the original aggregate principal amount of the Euro Notes using the proceeds of certain equity offerings at a redemption price equal to 106.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. The Company may redeem some or all of the Euro Notes, at any time prior to April 15, 2029, at a price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption, plus a “make-whole” premium described in the Notes Indenture. In addition, on or after April 15, 2029, the Company may redeem some or all of the Euro Notes at any time at the redemption prices specified in the Notes Indenture, plus any accrued and unpaid interest to, but excluding, the date of redemption. The Company is required to offer to purchase the Euro Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date, if specified change of control events occur.

The Notes are guaranteed by the Company’s wholly-owned domestic subsidiaries, subject to certain exceptions. The Notes will not be guaranteed by any of the Company’s foreign subsidiaries or unrestricted subsidiaries, although certain of the Company’s foreign subsidiaries may guarantee foreign obligations under the Company’s senior secured credit facilities.

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior indebtedness (including the Company’s 4.75% Senior Notes due 2027, 3.125% Convertible Senior Notes due 2029, 2.875% Convertible Senior Notes due 2030 and 2.875% Convertible Senior Notes due 2031) and rank senior in right of payment to all of the Company’s future subordinated indebtedness. The Notes are effectively subordinated to all of the Company’s secured indebtedness (to the extent of the value of the collateral securing such indebtedness), including under the Company’s senior secured credit facilities and the Company’s 3.750% Senior Secured Notes due 2028 (the “2028 Secured Notes”), and are structurally subordinated to all of the indebtedness and other liabilities of any of the Company’s subsidiaries that do not guarantee the Notes. The guarantees are senior unsecured obligations of the guarantors and rank senior in right of payment to all of their existing and future subordinated indebtedness. The guarantees rank equally in right of payment with all existing and future senior indebtedness of such guarantors that are not so subordinated and are effectively subordinated to all of such guarantors’ secured indebtedness (to the extent of the value of the collateral securing such indebtedness), including their guarantees under the Company’s senior secured credit facilities and the 2028 Secured Notes.
If an Event of Default as defined in the Notes Indenture occurs and is continuing, the trustee or the holders of at least 25% of the aggregate principal amount then outstanding of the Notes may declare all the outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from specified events of bankruptcy or insolvency with respect to the Company, all the outstanding Notes will become due and payable without any further action or notice on the part of the trustee or any holders of the Notes.

The Notes Indenture contains covenants that limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•incur certain additional indebtedness and issue preferred stock;
•make certain distributions, investments and other restricted payments;
•sell certain assets;
•create certain liens;
•merge, consolidate or sell substantially all of the Company’s assets; and
•enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications and many of these covenants will not be applicable during any period of time when the Notes have an investment grade rating.

The Notes and the guarantees were sold in private offerings in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes and the guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, the Notes and guarantees may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The above description of the Notes Indenture is a summary and is not complete. A copy of the Notes Indenture will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2026, and the above summary is qualified by reference to the terms set forth in such exhibit.

Senior Secured Credit Facilities

On October 15, 2026, the Company entered into Amendment No. 1 (the “Amendment”), among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders party thereto, to its Credit Agreement, dated as of October 21, 2025 (as amended, restated, supplemented, or modified from time to time prior to the effectiveness of the Amendment, the “Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”), as described in more detail below.

The Amendment, among other things, amended the Credit Agreement to (i) extend the stated maturity of the revolving credit facilities (as defined below) and the delayed draw term loan A facility (as defined below) by one year to October 21, 2031, (ii) increase commitments under (a) the multicurrency revolving credit facility (the “multicurrency revolving credit facility”) to $1,450 million, (b) the venue expansion revolving credit facility (the “venue expansion revolving credit facility” and together with the multicurrency revolving credit facility, the “revolving credit facilities”) to $435 million, and (c) the delayed draw term loan A facility (the “delayed draw term loan A facility”) to $725 million, and (iii) provide for certain amendments to the covenants and component defined terms used therein.

Subject to certain conditions and amounts, the Company will continue to have the right under the Amended Credit Agreement to increase the term loan B facility, the delayed draw term loan A facility, the multicurrency revolving credit facility, and/or the venue expansion revolving credit facility (or establish new (i) incremental revolving facilities or (ii) incremental term loan facilities).

The Company’s obligations under the Amended Credit Agreement will continue to be guaranteed by the Company’s wholly-owned domestic subsidiaries, subject to certain exceptions. The obligations under the Amended Credit Agreement and the guarantees will continue to be secured by (i) a first-priority lien on substantially all of the tangible and intangible personal property of (a) the Company and (b) the guarantors and (ii) a pledge of substantially all of the shares of stock, partnership interests and limited liability company interests of each domestic or foreign restricted subsidiary that are directly held by the Company or a guarantor (provided, that such pledge shall be limited to 65% of the voting and 100% of the non-voting issued capital stock of foreign subsidiaries that are controlled foreign corporations and their holdcos), in each case subject to certain exceptions. The Amended Credit Agreement will continue to contain usual and customary covenants, including but not limited to limitations on asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments, and transactions with affiliates.

The above description of the Amendment is a summary and is not complete. A copy of the Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2026, and the above summary is qualified by reference to the terms set forth in such exhibit.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company’s investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
October 16, 2026

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer